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As filed with the Securities and Exchange Commission on November 25, 2014

File No. 001-36610

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3
TO
FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

KLX INC.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	47-1639172 (I.R.S. Employer Identification No.)
1300 Corporate Center Way, Wellington, Florida (Address of principal executive offices) (561) 383-5100 (Registrant's telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, $0.01 Par Value	The NASDAQ Global Select Market

        Securities to be registered pursuant to Section 12(g) of the Act: None.

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

 INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

        The information required by the following Form 10 Registration Statement items is contained in the Information Statement sections that we identify below, each of which we incorporate in this report by reference:

Item 1.    Business

        The information required by this item is contained under the sections "Summary," "Business," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Certain Relationships and Related Party Transactions" and "Where You Can Find More Information" of the Information Statement.

Item 1A.    Risk Factors

        The information required by this item is contained under the section "Risk Factors" of the Information Statement.

Item 2.    Financial Information

        The information required by this item is contained under the sections "Summary," "Selected Historical Combined Financial Data," "Unaudited Pro Forma Condensed Financial Statements," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Description of Capital Stock" of the Information Statement.

Item 3.    Properties

        The information required by this item is contained under the section "Business—Properties" of the Information Statement.

Item 4.    Security Ownership of Certain Beneficial Owners and Management

        The information required by this item is contained under the section "Security Ownership of Certain Beneficial Owners and Management" of the Information Statement.

Item 5.    Directors and Executive Officers

        The information required by this item is contained under the section "Management" of the Information Statement.

Item 6.    Executive Compensation

        The information required by this item is contained under the section "Executive Compensation" of the Information Statement.

Item 7.    Certain Relationships and Related Transactions, and Director Independence

        The information required by this item is contained under the sections "Management," "Executive Compensation" and "Certain Relationships and Related Party Transactions" of the Information Statement.

Item 8.    Legal Proceedings

        The information required by this item is contained under the section "Business—Legal Proceedings" of the Information Statement.

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Item 9.    Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters

        The information required by this item is contained under the sections "Risk Factors," "The Spin-Off," "Dividend Policy" and "Executive Compensation" of the Information Statement.

Item 10.    Recent Sales of Unregistered Securities

        The information required by this item is contained under the section "Description of Material Indebtedness and Other Financing Arrangements" and "Description of Capital Stock" of the Information Statement.

Item 11.    Description of Registrant's Securities to be Registered

        The information required by this item is contained under the section "Description of Capital Stock" of the Information Statement.

Item 12.    Indemnification of Directors and Officers

        The information required by this item is contained under the section "Description of Capital Stock—Liability and Indemnification of Directors and Officers" of the Information Statement.

Item 13.    Financial Statements and Supplementary Data

        The information required by this item is contained under the sections "Selected Historical Combined Financial Data," "Unaudited Pro Forma Condensed Financial Statements," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Description of Capital Stock" and "Index to Combined Financial Statements" of the Information Statement.

Item 14.    Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

        None.

Item 15.    Financial Statements and Exhibits

  (a)
  Financial Statements

        The information required by this item is contained under the section "Index to Combined Financial Statements" beginning on page F-1 of the Information Statement.

  (b)
  Exhibits

        We are filing the following documents as exhibits to this registration statement:

Exhibit No.	Description
2.1	Form of Separation and Distribution Agreement between B/E Aerospace, Inc. and KLX Inc.*
3.1	Form of Amended and Restated Articles of Incorporation of KLX Inc.*
3.2	Form of Amended and Restated By-Laws of KLX Inc.
10.1	Form of Transition Services Agreement between B/E Aerospace, Inc. and KLX Inc.*
10.2	Form of Tax Sharing and Indemnification Agreement between B/E Aerospace, Inc. and KLX Inc.*
10.3	Form of Employee Matters Agreement between B/E Aerospace, Inc. and KLX Inc.*
10.4	Stock and Asset Purchase Agreement, dated June 9, 2008, between B/E Aerospace, Inc. and Honeywell International Inc. (incorporated by reference to Exhibit 2.1 to B/E Aerospace, Inc.'s Current Report on Form 8-K dated June 9, 2008, filed with the Securities and Exchange Commission on June 11, 2008 (File No. 000-18348))
10.5	Supply Agreement, dated as of July 28, 2008, between B/E Aerospace, Inc. and Honeywell International Inc.†

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Exhibit No.	Description
10.6	License Agreement, dated as of July 28, 2008, between B/E Aerospace, Inc. and Honeywell International Inc.†
10.7	Stockholders Agreement, dated as of July 28, 2008, among B/E Aerospace, Inc. and Honeywell International Inc., Honeywell UK Limited, Honeywell Holding France SAS and Honeywell Deutschland GmbH (incorporated by reference to Exhibit 10.3 to B/E Aerospace, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, filed with the Securities and Exchange Commission on November 7, 2008 (File No. 000-18348)).
10.8	Employment Agreement between KLX Inc. and Amin J. Khoury dated as of September 15, 2014.*
10.9	Employment Agreement between KLX Inc. and Thomas P. McCaffrey, dated as of September 15, 2014.*
10.10	Employment Agreement between KLX Inc. and Michael F. Senft, dated as of September 30, 2014.*
10.11	Employment Agreement between KLX Inc. and Roger M. Franks, dated as of October 7, 2014.*
10.12	Form of KLX Inc. Long-Term Incentive Plan.*
10.13	Form of KLX Inc. Employee Stock Purchase Plan.*
10.14	Form of KLX Inc. Non-Employee Directors Stock and Deferred Compensation Plan.*
10.15	Form of KLX Inc. 2014 Deferred Compensation Plan.*
10.16	Form of IT Services Agreement between B/E Aerospace, Inc. and KLX Inc.*
21.1	List of subsidiaries of KLX Inc.*
99.1	Preliminary Information Statement of KLX Inc., subject to completion, dated November 25, 2014.

*
Previously filed.

†
Portions of the exhibit were omitted and filed separately pursuant to a request for confidential treatment.

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 SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

KLX INC.
By:	/s/ THOMAS P. MCCAFFREY Thomas P. McCaffrey President and Chief Operating Officer

Date: November 25, 2014

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INFORMATION REQUIRED IN REGISTRATION STATEMENT CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10
  Item 1. Business
  Item 1A. Risk Factors
  Item 2. Financial Information
  Item 3. Properties
  Item 4. Security Ownership of Certain Beneficial Owners and Management
  Item 5. Directors and Executive Officers
  Item 6. Executive Compensation
  Item 7. Certain Relationships and Related Transactions, and Director Independence
  Item 8. Legal Proceedings
  Item 9. Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters
  Item 10. Recent Sales of Unregistered Securities
  Item 11. Description of Registrant's Securities to be Registered
  Item 12. Indemnification of Directors and Officers
  Item 13. Financial Statements and Supplementary Data
  Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
  Item 15. Financial Statements and Exhibits
SIGNATURES